Exhibit 99.1

INTAC INTERNATIONAL ANNOUNCES $4.5 MILLION PRIVATE PLACEMENT

INTAC International, Inc. (NASDAQ: INTN) (FSE:WKN 805768), a China Ventures Company, announced today that the Company has sold one million shares of its unregistered, restricted common stock to an accredited investor in a private placement transaction for proceeds of $4.5 million.

Proceeds of the private placement will be used to fund INTAC's participation in its recently announced Internet portal joint venture with China Putian Corporation (“Putian”) and the Ministry of Education in The People’s Republic of China (“PRC”) called “Career Net”, as well as for working capital.

The Company’s annual report on Form 10-KSB for the year ended December 31, 2002 and quarterly report on Form 10-QSB for the quarter ended June 30, 2003 may be viewed at the SEC’s website www.sec.gov.

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About INTAC International, Inc.

INTAC International, Inc. (NASDAQ: INTN) (FSE: WKN 805768) is a China Ventures Company focused on the exploitation of strategic business opportunities available in China and the Asia-Pacific Rim.  INTAC presently distributes premium brand wireless handset products principally into mainland China.  INTAC maintains offices in China (Hong Kong, Beijing and Tianjin), Germany (Frankfurt) and the United States (Dallas).

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Forward-Looking Statements

This press release contains certain “forward-looking statements.”  Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements expressed or implied by such forward-looking statements to differ materially from those projected or implied.  Factors that could cause or contribute to such differences include, among other things:  changes in general business conditions; the impact of competition in our industry, especially in the Asia-Pacific Rim; the fact that we are an early stage company with an unproven business model; our need for additional working capital to the extent that we are able to locate a suitable business opportunity; the added expense structure assumed by us as a U.S. public company; political and economic events and conditions in jurisdictions in which we operate; PRC Internet laws and regulations that are unclear and will likely change in the near future; restrictions on foreign investment in the PRC Internet sector that are imposed by the PRC government; the PRC government that may prevent us from distributing; regulation and censorship of information distribution in China which may adversely affect our business; political and economic policies of the PRC government;  the high cost of Internet access that may limit the growth of the Internet in China and impede our growth; advertising and e-commerce customers have only limited experience using the Internet for advertising or commerce purposes; the acceptance of the Internet as a commerce platform in China which depends on the resolution of problems relating to fulfillment and electronic payment; concerns about security of e-commerce transactions and confidentiality of information on the Internet that may increase our costs, reduce the use of our portal and impede our growth; our network operations may be vulnerable to hacking, viruses and other disruptions, which may make our products and services less attractive and reliable; changes in interest rates, foreign currency fluctuations and capital market conditions; and other factors including those detailed under the heading “Business Risk Factors” and elsewhere in the Company’s annual report on Form 10-KSB for the year ended December 31, 2002 and quarterly report on Form 10-QSB for the quarter ended June 30, 2003, as filed with the Securities and Exchange Commission.  We disclaim any intention or obligation to revise any forward-looking statements whether as a result of new information, future events or otherwise. INTAC undertakes no obligation to update any forward-looking statements made in this media release.

This press release does not constitute an offer to sell or the solicitation of an offer to buy any security. The shares have not been registered under the Securities Act of 1933 or applicable state securities laws and may not be offered or sold in the United States absent registration under the Securities Act and applicable state securities laws or an applicable exemption from registration requirements.

Contact:  J. David Darnell, Senior Vice President and Chief Financial Officer, 972-662-4050, for further information.